UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 30, 2006 (August 24, 2006)

Omni U.S.A., Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	0-17493	88-0237223
_____________________ (State or other jurisdiction Of incorporation)	_____________ (Commission File Number)	______________ (I.R.S. Employer Identification No.)

2236 Rutherford Rd., Suite 107 Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 929-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 24, 2006, Omni U.S.A., Inc.’s (OMNI) Board of Directors ratified the election of Jason Booth as a Director effective as of August 18, 2006. Mr. Booth’s term will expire at our next annual meeting of stockholders at which time it is anticipated he will stand for election. Mr. Booth was selected as our director at the request of the Potawatomi Business Development Corporation (PBDC). Mr. Booth is also a director of the PBDC. In July 2006, PBDC purchased from OMNI a $1 million 8% Convertible Debenture with attached common stock purchase warrants. Other than as his directorship position with the PBDC, Mr. Booth has no related party transactions with us.

Item 7.01 Regulation FD Disclosure.

On August 30, 2006, Omni U.S.A., Inc. issued a press release announcing Mr. Booth’s election to our Board of Directors. The full text of the press release is furnished to the Securities and Exchange Commission as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

See the Exhibit Index attached to this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omni U.S.A., Inc.

August 30, 2006	By:	/s/Lowell W. Giffhorn
Name:Lowell W. Giffhorn
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated August 30, 2006, announcing Jason Booth’s election to the Board of Directors of Omni U.S.A., Inc.